UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2008

SHARPER IMAGE CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR

SAN FRANCISCO, CALIFORNIA 94105

(Address of principal executive offices, including zip code)

(415) 445-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2008, Sharper Image Corporation (the “Company”) entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) and an Agency Agreement (“Agency Agreement”) with a joint venture of Gordon Brothers Retail Partners, LLC, GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC (the “Hilco/GB Joint Venture”). The consummation of the transactions contemplated by the Asset Purchase Agreement and the Agency Agreement is subject to (i) the Company not receiving higher or better offers at an auction of all or substantially all of the assets of the

Company to be held on May 28, 2008 (the “Auction”), (ii) the approval of the United States Bankruptcy Court for the District of Delaware (the “Court”), and (iii) other customary closing conditions.

On May 14, 2008, the Court approved procedures in connection with the Auction. In connection with those procedures, the Court authorized the Company’s entry into the Asset Purchase Agreement and the Agency Agreement pursuant to which the Hilco/GB Joint Venture will serve as a stalking horse bidder for the purposes of the Auction. Under the terms of the Asset Purchase Agreement and the Agency Agreement, the Hilco/GB Joint Venture will purchase certain of the Company’s assets, including, among other things, its intellectual property and intellectual property rights, as well as the right to liquidate merchandise within certain of the Company’s stores and/or distribution centers for, in addition to other consideration, a cash payment of $51,250,000.00. In the event that the transactions that are contemplated by the Asset Purchase Agreement and the Agency Agreement are not completed because the Company receives a higher or better offer at the Auction, the Company will be required to pay the Hilco/GB Joint Venture, out of the proceeds of such higher or better offer, (i) a break-up fee in an amount equal to 2% of $51,250,000.00 and (ii) reimburse the Hilco/GB Joint Venture for its actual, necessary, reasonable and documented out-of-pocket expenses up to a maximum of $500,000.

With the exception of the previous appointment of Hilco Merchant Resources LLC and Gordon Brothers Retail Partners LLC as liquidator in respect of 96 of the Company’s stores, there is no other material relationship between the Company and any of the parties to the Hilco/GB Joint Venture. The hearing to approve the winning bid at the Auction is scheduled to take place on May 29, 2008. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

EX-10.1

Asset Purchase Agreement by and between the Company and a joint venture of Gordon Brothers Retail Partners, LLC, GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC, dated May 13, 2008.

EX-10.2

Agency Agreement by and between the Company and a joint venture of Gordon Brothers Retail Partners, LLC, GB Brands, LLC, Hilco Merchant Resources, LLC, and Hilco Consumer Capital, LLC, dated May 13, 2008.

EX-99.1	Press Release dated May 16, 2008.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended January 31, 2007 under "Risk Factors". These risks include, among other factors, the success of its new business strategy, its ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, the success of its advertising efforts, changes in business and economic conditions, risks associated with its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Other risks that the Company faces include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; (iii) the ability of the Company to develop, prosecute, confirm and consummate one or more plans of liquidation with respect to the Chapter 11 case; (iv) risks associated with third parties seeking and obtaining court approval for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; and (vi) the potential adverse impact of the Chapter 11 case on the Company's liquidity or results of operations. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

By:	/s/ Rebecca Roedell

Rebecca Roedell

Executive Vice President, Chief Financial Officer

Date: May 19, 2008